Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13G is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 3, 2025.

LONG FOCUS CAPITAL MANAGEMENT, LLC

/s/ John Helmers

John Helmers/Managing Member

LONG FOCUS CAPITAL MASTER, LTD.

BY: LONG FOCUS CAPITAL MANAGEMENT, LLC ITS: INVESTMENT ADVISER

/s/ John Helmers

John Helmers/Managing Member

CONDAGUA, LLC

/s/ Glenn Helmers

Glenn Helmers/Managing Member

JOHN B. HELMERS

/s/ John Helmers John Helmers

GLENN HELMERS

/s/ Glenn Helmers

Glenn Helmers